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                                                                     Exhibit 4.5


                          ANTHRA PHARMACEUTICALS, INC.

                                       AND

                         JANSSEN/MEYERS ASSOCIATES, L.P.








                    UNDERWRITER'S OPTION AGREEMENT FOR UNITS







                        DATED AS OF ______________, 1998
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      UNDERWRITER'S OPTION AGREEMENT FOR UNITS dated as of _______________, 1998 among ANTHRA PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and JANSSEN/MEYERS ASSOCIATES, L.P., the underwriter, a Delaware corporation (hereinafter referred to variously as the "Holder" or the "Underwriter").

                             W I T N E S S E T H :

      WHEREAS, the Underwriter has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Underwriter and the Company, to underwrite, on a firm commitment basis, the Company's proposed public offering ("Public Offering") of 2,000,000 Units at a public offering price of $5.00 per Unit, each Unit consisting of one (1) share of the Company's common stock par value $___ per share ("Common Stock") and one
(1) Class A Redeemable Common Stock Purchase Warrant ("Public Warrant"); and

      WHEREAS, the Company proposes to issue to the Underwriter warrants ("Underwriter's Unit Option Warrant") to purchase up to an aggregate of 200,000 Units (the "UW Units") of the Company at a purchase price of $.001 per Unit Option Warrant, (exercisable at 140% of the public offering price); and


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      WHEREAS, the UW Units shall be substantially the same as the Public Units and shall entitle the Underwriter to purchase (i) one share of Common Stock ("Unit Share") and (ii) one Class A Redeemable Warrant ("Unit Warrant"); and

      WHEREAS, the Underwriter's Unit Option Warrant to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriter in consideration for, and as part of the compensation in connection with the Public Offering;

      NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of an aggregate of Two Hundred Dollars ($200.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      l. Grant. The Holder is hereby granted the right to purchase, at any time
from    1999 [one year from the Effective Date] until 5:30 P.M., New York time,
on    ,2003, up to an aggregate of 200,000 UW Units at an initial exercise price
(subject to adjustment as provided in Section 8 hereof) of 140% of the Public Offering Price (the "Exercise Price").

      2. Underwriter's Unit Option Warrant Certificates. The Underwriter's warrant certificates (the "Underwriter's Unit Option Warrant Certificates") delivered and to be delivered pursuant to


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this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

      3. Exercise of Underwriter's Unit Option Warrants. The Underwriter's Unit Option Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per Unit, as set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender at the Company's principal offices in New Jersey (presently located at 102 Carnegie Center, Suite 107, Princeton, New Jersey 08540), of an Underwriter's Unit Option Warrant with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the UW Units purchased, the registered holder of an Underwriter's Unit Option Warrant ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the UW Units so purchased. The purchase rights represented by each Underwriter's Unit Option Warrant are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock underlying the Underwriter's UW Units). In the case of the purchase of less than all the UW Units purchasable under any


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Underwriter's Unit Option Warrant, the Company shall cancel the Underwriter's
Unit Option Warrant upon the surrender thereof and shall execute and deliver a new Underwriter's Unit Option Warrant of like tenor for the balance of the UW Units purchasable thereunder.

      4. Issuance of Certificates. Upon the exercise of the Underwriter's Unit Option Warrant, the issuance of certificates for the Unit Warrants and Unit Shares or other securities, properties or rights underlying such Underwriter's Unit Option Warrant, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Underwriter and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


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      The Underwriter's Unit Option Warrants and the certificates representing the Unit Warrants and Unit Shares issuable upon exercise of the Underwriter's Unit Option Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. The Underwriter's Unit Option Warrants shall be dated the date of the execution by the Company upon initial issuance, division, exchange, substitution or transfer. The certificates representing the Unit Warrants and Unit Shares issuable upon exercise of the Underwriter's Unit Option Warrants shall be identical in form to those issued in connection with the Public Offering.

      5. Restriction On Transfer of Underwriter's Unit Option Warrant. The Holder of a Underwriter's Unit Option Warrant, by its acceptance thereof, covenants and agrees that the Underwriter's Unit Option Warrant are being acquired as an investment and not with a view to the distribution thereof; and that the Underwriter's Unit Option Warrant may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a


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period of one (1) year from the date hereof, except to officers of the
Underwriter or members of the Selling Group.
      6. Exercise Price.

      Section 6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Underwriter's Warrant shall be $7.00 per Share. The exercise price shall be adjusted from time to time in accordance with the provisions of Section 8 hereof.

      Section 6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise prices or the adjusted exercise price, depending upon the context of the Underwriter's Unit Option Warrant.

      7. Registration Rights.

      Section 7.1 Demand Registration Under the Securities Act of 1933.

      At any time commencing after ______________ , 1999 [one (1) year from the Effective Date] through and including ______________, 2003 (five (5) years from the Effective Date), the Holders of the Underwriter's Unit Option Warrant, Unit Warrants and Unit Shares, representing a "Majority" of the shares of Common Stock issuable upon the exercise of the Underwriter's UW Units (assuming the exercise of all of the Underwriter's Unit Option Warrant) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to


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the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Unit Warrants and Unit Shares during a period equal to the longer of:
(i) nine (9) months or (ii) the unexpired term of the Unit Warrants by such Holders and any other Holders of the Underwriter's Unit Option Warrant, UW Units and the Units who shall notify the Company within ten (10) days after receiving notice from the Company of such request.

      Section 7.2 Piggyback Registration. If, at any time commencing after ________________ , 1999, through and including ____________ , 2003 (five (5)
years from the Effective Date), the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8 or similar form) it will give written notice by registered or certified mail, at least thirty (30) days prior to the filing of each such registration statement, to the Underwriter and to all other Holders of the Underwriter's Unit Option Warrant, UW Units and Units underlying the Underwriter's UW Units, of its intention to do so. If any of the Underwriters or other Holders of the Underwriter's


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Unit Option Warrant, Unit Warrants or Unit Shares underlying the Underwriter's
Unit Option Warrant, notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford each of the Underwriter and such Holders of the Underwriter's Unit Option Warrant, UW Units and/or Units underlying the Underwriter's Unit Option Warrant, the opportunity to have any of such securities registered under such registration statement.

      Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the Effective Date thereof.

      (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Underwriter's Unit Option Warrant, UW Units and Units within ten (10) days from the date of the receipt of any such registration request.

      (c) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for


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the Units, UW Units and Underwriter's Unit Option Warrant within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in
Section 7.3(a) of a Majority of the Holders of the Underwriter's Unit Option Warrant and Units, the Company agrees that upon the written notice of election of a Majority of the Holders of the Underwriter's Unit Option Warrant, UW Units and Units, it shall repurchase (i) any and all of the UW Units and the Units underlying previously exercised Underwriter's Unit Option Warrant at the higher of the Market Price (as defined in Section 8.1(a)) per share of Common Stock on
(x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the period specified in Section 7.4(a) and (ii) any and all Underwriter's
Unit Option Warrant at the Market Price per share of Common Stock (as of the date determined in the manner set forth in the foregoing clause (i)) less the exercise price of such Underwriter's Unit Option Warrant and UW Units. Such repurchase shall be in immediately available funds and shall close within ten
(10) days after the later of (i) the delivery of the written notice of election specified in this Section 7.3(d) and (ii) the receipt by the Company of all necessary consents or approvals of governments or third parties to such repurchase.


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      Section 7.4 Covenants of the Company With Respect to Registration. In
connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

      (a) The Company shall use its best efforts to file a registration statement within forty-five (45) days of receipt of any demand therefor in accordance with Section 7.1, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell the Units underlying the Underwriter's Unit Option Warrant and UW Units such number of prospectuses as shall reasonably be requested. Notwithstanding the foregoing sentence, the Company shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 7.4(a) if (i) the Company is under contract or other binding legal obligation for a material acquisition, reorganization or divestiture, or (ii) the Company is publicly committed to a self-tender or exchange offer and the filing of a registration statement would cause a violation of Rule 10b-6 under the Securities Exchange Act of 1934. In the event of such postponement, the Company shall be required to file the registration statement pursuant to this Section 7.4(a) upon the earlier of (i) the consummation or termination, as applicable, of


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the event requiring such postponement or (ii) 90 days after the receipt of the initial demand for such registration.

      (b) The Company shall pay all costs (excluding fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 7.3(c). If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all incidental, special and consequential damages and damages due to loss of profit sustained by the Holder(s) requesting registration of their Underwriter's Unit Option Warrant, UW Units and Units underlying the Underwriter's Unit Option Warrant.

      (c) The Company will take all necessary action which may be required in qualifying or registering the Underwriter's Unit Option Warrant, UW Units and Units underlying the Underwriter's Unit Option Warrant included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the


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Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

      (d) The Company shall indemnify the Holder(s) of the Underwriter's Unit Option Warrant, UW Units and Units to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 7 of the Underwriting Agreement.

      (e) The Holder(s) of the Underwriter's Unit Option Warrant, UW Units and Units underlying the Underwriter's Unit Option Warrant to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage


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or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

      (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Underwriter's Unit Option Warrant or the UW Units prior to the initial filing of any registration statement or the effectiveness thereof.

      (g) If the Underwriters' Warrants, UW Units and Units underlying the UW Units are to be sold in an underwritten public offering, the Company shall use its best efforts to furnish to each Holder participating in the offering and to each such underwriter, a signed counterpart, addressed to such underwriter, of
(i) an opinion of counsel to the Company dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Company's financial statements included in such


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registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

      (h) The Company shall as soon as practicable after the Effective Date of the registration statement, and in any event within 15 months thereafter, have made "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the Effective Date of the registration statement.

      (i) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below, and the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to


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information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

      (j) The Company shall enter into an underwriting agreement with the managing underwriter(s) selected for such underwriting, if any, by Holders holding a Majority of the Underwriter's Unit Option Warrant, UW Units and Units underlying the Underwriter's Unit Option Warrant requested to be included in such underwriting. Such underwriting agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter(s).

      The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Underwriter's Unit Option Warrant, UW Units and the Units underlying the Underwriter's Unit Option Warrant and may, at their option, require that any or all the representations, warranties and covenants of the Company to or


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for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) except as they may relate to such Holders, their intended methods of distribution, and except for matters related to disclosures with respect to such Holders, contained or required to be contained, in such registration statement under the Act and the rules and regulations thereunder.

      (k) For purposes of this Agreement, the term "Majority" in reference to the Holders of Underwriter's Unit Option Warrant, UW Units and Units, shall mean in excess of fifty percent (50%) of the then outstanding Units, assuming the full exercise of all Underwriter's Unit Option Warrant and UW Units that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their families, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to Rule 144 under the Act or a registration statement filed with the Commission under the Act.

      8. Adjustments to Exercise Price and Number of Securities.

      The Exercise Price and number of securities issuable with respect to the Underwriters' Warrants and the Unit Warrants shall be adjusted on the same terms and conditions, and at the same time,


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as any adjustments in the Exercise Price and number of shares issuable with respect to the Public Warrants required by the terms of the Public Warrants.

      9. Exchange and Replacement of Underwriter's Unit Option Warrants. Each Underwriter's Unit Option Warrant is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Underwriter's Unit Option Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Units as provided in the original Underwriter's Unit Option Warrant in such denominations as shall be designated by the Holder thereof at the time of such surrender.

      Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Underwriter's Unit Option Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Underwriter's Unit Option Warrant, if mutilated, the Company will make and deliver a new Underwriter's Unit Option Warrant of like tenor, in lieu thereof.

      10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares


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of Common Stock upon the exercise of the Underwriter's Unit Option Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

      11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Underwriter's Unit Option Warrant and the UW Units, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Underwriter's Unit Option Warrant and/or the UW Units and payment of the Exercise Price therefor, all UW Units and/or shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Underwriter's Unit Option Warrant and/or UW Units shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Underwriter's Unit Option Warrant and UW Units to be listed (subject to official notice of issuance) on all securities


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exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.

      12. Notices to Underwriter's Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Underwriter's Unit Option Warrant or UW Units and their exercise, any of the following events shall occur:

            (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

            (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or


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            (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property assets and business as an entirety shall be proposed; then, in any one or more of such events the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

      13. Notices.

      All notices requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly


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made when delivered, or mailed by registered or certified mail, return receipt requested:

            (a) If to the registered Holder of the Underwriter's Unit Option Warrant, to the address of such Holder as shown on the books of the Company; or

            (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

      14. Supplements and Amendments. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any holders of Underwriter's Unit Option Warrants (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Underwriter's Unit Option Warrants.

      15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.


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      16. Termination. This Agreement shall terminate at the close of business
on     , 2003. Notwithstanding the foregoing, the indemnification provisions of
Section 7 shall survive such termination until the close of business on     ,
2005.

      17. Governing Law: Submission to Jurisdiction. This Agreement and each Underwriter's Unit Option Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State without giving effect to the rules of said State governing the conflicts of laws.

      The Company, the Underwriter and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at


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the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Underwriter and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

      18. Entire Agreement: Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and, except as provided in Section 14 hereof, may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

      19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

      20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.


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      21. Benefits or this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) of the Underwriter's Unit Option Warrants or Shares underlying the Underwriter's Unit Option Warrant any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder(s) of the Underwriter's Unit Option Warrants or Units.

      22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.


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
       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


 [SEAL]                       ANTHRA PHARMACEUTICALS, INC.



                              By___________________________________
                                  Name:
                                  Title:



Attest:



_______________________________
Secretary


                              JANSSEN/MEYERS ASSOCIATES, L.P.
                              BY: MEYERS/JANSSEN SECURITIES CORP.
                                    General Partner


                              By___________________________________
                                  Bruce Meyers
                                  Vice President

                                    EXHIBIT A


             [FORM OF UNDERWRITER'S UNIT OPTION WARRANT CERTIFICATE]

THE UNDERWRITER'S UNIT OPTION WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE UNDERWRITER'S UNIT OPTION WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE UNDERWRITER'S WARRANT AGREEMENT FOR UNITS REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., NEW YORK TIME, ___________, 2003

No. W-            ______ Underwriter's Unit Option Warrant




                        Underwriter's Unit Option Warrant

      This Underwriter's Unit Option Warrant certifies that Janssen/Meyers Associates, LP, or registered assigns, is the registered holder of 200,000
Underwriter's Unit Option Warrants to purchase initially, at any time from     ,
1998 until 5:30 p.m. New York time on     , 2003 ("Expiration Date"), up to
200,000 Class UW Units (the "Warrants") of Anthra Pharmaceuticals, Inc,. a Delaware corporation (the "Company"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $7.00 [140% of the public offering price of the Units] upon surrender of this Underwriter's Unit Option Warrant and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's
Warrant Agreement for Units dated as of     , 1998 between the Company and
Janssen/Meyers Associates, LP (the "Underwriter's Warrant Agreement"). Payment of the Exercise

Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

      No Underwriter's Unit Option Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Underwriter's Unit Option Warrant evidenced hereby, unless exercised prior thereto, shall thereafter be void.

      The Underwriter's Unit Option Warrant evidenced by this Underwriter's Unit Option Warrant Certificate are part of a duly authorized issue of Units pursuant to the Underwriter's Warrant Agreement, which Underwriter's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Underwriter's Unit Option Warrant.

      The Underwriter's Warrant Agreement provides that upon the occurrence of certain events the exercise prices and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Underwriter's Unit Option Warrant Certificate evidencing the adjustment in the exercise price and the number and/or type of securities issuable upon the exercise of the Underwriter's Unit Option Warrant; provided, however, that the failure of the Company to issue such new Underwriter's Unit Option Warrants shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Underwriter's Warrant Agreement.

      Upon due presentment for registration of transfer of this Underwriter's Unit Option Warrant at an office or agency of the Company, a new Underwriter's Unit Option Warrant or Underwriter's Unit Option Warrants of like tenor and evidencing in the aggregate a like number of Underwriter's Unit Option Warrants shall be issued to the transferee(s) in exchange for this Underwriter's Unit Option Warrant, subject to the limitations provided herein and in the Underwriter's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

      Upon the exercise of less than all of the Underwriter's Unit Option Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Underwriter's Unit Option Warrant Certificate representing such number of unexercised Underwriter's Unit Option Warrants.

      The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Underwriter's Unit Option Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      All terms used in this Underwriter's Unit Option Warrant which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them in the Underwriter's Warrant Agreement.

      IN WITNESS WHEREOF, the Company has caused this Underwriter's Unit Option Warrant to be duly executed under its corporate seal.


Dated as of _____________, 1998



                              ANTHRA PHARMACEUTICALS, INC.



[SEAL]                        By__________________________________
                                   Name:
                                   Title:



Attest:


___________________________
Secretary

                         [FORM OF ELECTION TO PURCHASE]



      The undersigned hereby irrevocably elects to exercise the right, represented by this Underwriter's Unit Option Warrant, to purchase _____________ Class UW Units and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Anthra Pharmaceuticals, Inc. in the amount of $_________________ , all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _______________________________ ___________________________________________________ whose address is
_____________________________________________________ and that such Certificate be delivered to ____________________________________ whose address is
____________________________________________________________ .


Dated:

                              Signature_______________________________________
                              (Signature must conform in all respects
                              to name of holder as specified on the
                              face of the Underwriter's Unit Option
                              Warrant.)



                              ________________________________
                              Insert Social Security or Other
                              Identifying Number of Holder)